Exhibit 99.2

TRANSGENOMIC announces Q1 2015 launch of its multiplexed ice cold-pcrTM
Technology That ENABLEs wide use of liquid biopsies and Personalized medicine

MX-ICP Technology Enables Ultra-Sensitive Detection of All Cancer Mutations in a Single Assay Using Either Blood-Based or Tissue Biopsies

MX-ICP Can Be Easily and Rapidly Implemented Into All Current Workflows on Any Sequencing Platform

OMAHA, Neb. (January 14, 2015) -- Transgenomic, Inc. (NASDAQ: TBIO), a global biotechnology company advancing personalized medicine in cardiology, oncology, and inherited diseases through advanced diagnostic tests and clinical and research services, today announced that the commercial launch of its Multiplexed ICE COLD-PCRTM (MX-ICP) product line is scheduled in the first quarter of 2015. MX-ICP is an ultra-high sensitivity DNA amplification technology that allows the simultaneous detection of multiple mutations in multiple genes from either tumor or liquid samples, such as blood or urine, on all platforms.

Multiplexed ICE COLD-PCR delivers major advantages compared to current sequencing technologies used on their own. It delivers at least a 100-fold improvement in sensitivity, detecting previously unknown genetic alterations along with those that are already known. Its ultra-high sensitivity makes it feasible to conduct comprehensive genomic analyses using either tissue or liquid biopsies, by accurately analyzing cell-free tumor DNA circulating in the blood or other bodily fluids. Importantly, MX-ICP is platform agnostic--it works on all the sequencing platforms found in labs today, greatly enhancing the sensitivity of next-generation sequencing, Digital PCR, Sanger, and other platforms. MX-ICP is easy to use, is highly reliable and is easily implemented, requiring minimal disruption to current sequencing processes or procedures.

Paul Kinnon, President and Chief Executive Officer of Transgenomic commented, “Personalized cancer treatment is an idea whose time has come, as our rapidly increasing ability to understand the disease based on its distinctive genomic features is matched by advances in detection and monitoring technologies and innovative new therapies. We accordingly are pleased to announce that we will be launching our Multiplexed ICE COLD-PCR technology this quarter, since we believe that MX-ICP is the first technology that can make personalized medicine a practical reality. Its ultra-high sensitivity, ability to work in tandem with all current sequencing technologies, ease of use, and cost effectiveness have the potential to ensure that the benefits of personalized cancer therapy become widely available to cancer researchers and drug developers, as well as to patients and their healthcare providers.”

Mr. Kinnon continued, “Since MX-ICP is broadly applicable to cancer research, drug discovery and development, and ultimately, to patient care, we intend to work with a wide range of partners and collaborators globally to ensure rapid dissemination and uptake of the technology. We are pleased with the high level of interest expressed to date by potential partners and expect to announce a number of commercial agreements over the remainder of the year.”

For more information on Transgenomic’s Multiplexed ICE COLD-PCR technology, visit www.transgenomic.com/pharma-services/technology/ice-cold-pcr.

About Transgenomic

Transgenomic, Inc. is a global biotechnology company advancing personalized medicine in cardiology, oncology, and inherited diseases through advanced diagnostic technologies, such as its revolutionary ICE COLD-PCRTM and its unique genetic tests provided through its Patient Testing business. The company also provides specialized clinical and research services to biopharmaceutical companies developing targeted therapies and sells equipment, reagents and other consumables for applications in molecular testing and cytogenetics. Transgenomic’s diagnostic technologies are designed to improve medical diagnoses and patient outcomes.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” of Transgenomic within the meaning of the Private Securities Litigation Reform Act of 1995, which involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. The known risks, uncertainties and other factors affecting these forward-looking statements are described from time to time in Transgenomic's filings with the Securities and Exchange Commission. Any change in such factors, risks and uncertainties may cause the actual results, events and performance to differ materially from those referred to in such statements. Accordingly, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 with respect to all statements contained in this press release. All information in this press release is as of the date of the release and Transgenomic does not undertake any duty to update this information, including any forward-looking statements, unless required by law.

Contacts:

Media Contact:

BLL Partners LLC

Barbara Lindheim, 212-584-2276

blindheim@bllbiopartners.com

Investor Contact:
Argot Partners
Susan Kim, 212-600-1902
susan@argotpartners.com